Exhibit 10.5

Execution Version

2024 INCREMENTAL TERM LOAN COMMITMENT SUPPLEMENT

2024 INCREMENTAL TERM LOAN COMMITMENT SUPPLEMENT, dated as of September 16, 2024 (this “Agreement”), by and among the Incremental Lender party hereto (the “2024 Incremental Term Loan Lender”), CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto and CITIBANK, N.A. as Administrative Agent (in such capacity and including any successors in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity and including any successors in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 15, 2017 (as amended by Amendment No. 1, dated as of January 29, 2020, as further amended by Amendment No. 2, dated as of July 1, 2023, as further amended by Amendment No. 3, dated as of August 2, 2023 and as further amended by Amendment No. 4, dated as of June 6, 2024, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto, the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Commitments with new and/or existing Lenders;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the 2024 Incremental Term Loan Lender shall become a Lender pursuant to one or more joinder agreements;

WHEREAS, the Borrower has requested that the initial 2024 Incremental Term Loan Lender party hereto extend credit to the Borrower in the form of 2024 Incremental Term Loans in an aggregate principal amount of $631,250,000 and that such 2024 Incremental Term Loans shall be added to, and become part of, the existing tranche of Refinancing Term B Loans as permitted by the Credit Agreement; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              New Term Loan B Commitments and New Refinancing Term B Loans.

(a)            Subject to the terms and conditions set forth herein, (i) the 2024 Incremental Term Loan Lender party hereto as of the date hereof agrees to make 2024 Incremental Term Loans on the 2024 Incremental Term Loan Effective Date (as defined below) in an aggregate principal amount equal to the 2024 Incremental Term Loan Commitments and (ii) upon the making of the 2024 Incremental Term Loans, such 2024 Incremental Term Loans shall be added to, and constitute part of, the existing tranche of Refinancing Term B Loans as permitted by the Credit Agreement. The Borrower may, in its sole discretion, reduce the aggregate amount of the 2024 Incremental Term Loan Commitments, in full or in part, prior to the incurrence thereof and such 2024 Incremental Term Loan Commitments shall terminate in full upon the making of the 2024 Incremental Term Loans pursuant thereto.

(b)            The Borrower agrees to pay to the 2024 Incremental Term Loan Lender party to this Agreement on the 2024 Incremental Term Loan Effective Date, as fee compensation for the funding of such 2024 Incremental Term Loan Lender’s 2024 Incremental Term Loan, a funding fee (the “2024 Incremental Term Loan Funding Fee”) in an amount equal to 0.50% of the stated principal amount of such 2024 Incremental Term Loan Lender’s 2024 Incremental Term Loans funded on the 2024 Incremental Term Loan Effective Date; provided that such 2024 Incremental Term Loan Funding Fee may be structured as original issue discount as agreed between the Borrower and the 2024 Incremental Term Loan Lender.

Section 2.              Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Hermiston Contribution”: the transactions pursuant to that certain Contribution Agreement, dated September 16, 2024 among CCFC Preferred Holdings, LLC; Calpine CCFC LP, LLC; Calpine CCFC GP, LLC and Calpine Construction Finance Company, L.P. by which the Borrower or a Subsidiary of the Borrower shall acquire Hermiston Power LLC (“Hermiston”).

“2024 Incremental Term Loan Lead Arrangers”: Citigroup Global Markets Inc., BMO Capital Markets Corp., MUFG Bank, Ltd., Barclays Bank PLC, BNP Paribas Securities Corp., BofA Securities, Inc., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, Crédit Agricole Corporate and Investment Bank, Banco Santander, S.A., Royal Bank of Canada, Natixis, New York Branch, Morgan Stanley Senior Funding, Inc. and ING Capital LLC.

“2024 Incremental Term Loan Commitments”: the Term Loan B Commitments being issued under this Agreement. The initial aggregate principal amount of the 2024 Incremental Term Loan Commitments is $631,250,000.

“2024 Incremental Term Loan Effective Date”: the date on which the conditions to effectiveness set forth in Section 4 of this Agreement have been satisfied.

“2024 Incremental Term Loans”: the Refinancing Term B Loans being made under this Agreement.

Section 3.              Terms and Conditions. Pursuant to Section 2.25 of the Credit Agreement, the 2024 Incremental Term Loans shall have the following terms:

(a)            2024 Incremental Term Loans. The 2024 Incremental Term Loans made pursuant to this Agreement shall be added to, and constitute part of, the existing tranche of Refinancing Term B Loans under the Credit Agreement.

(b)            Applicable Rate. The Applicable Margin, Base Rate and Term SOFR Reference Rate with respect to the 2024 Incremental Term Loans shall be the Applicable Margin, Base Rate, and Term SOFR Reference Rate, respectively for Refinancing Term B Loans.

(c)            Mandatory Prepayments. The 2024 Incremental Term Loans shall be subject to mandatory prepayments on the same basis as Refinancing Term B Loans as set forth in Section 2.8 of the Credit Agreement.

(d)           Optional Prepayments. The 2024 Incremental Term Loans may be optionally prepaid on the same basis as Refinancing Term B Loans as set forth in Section 2.13 of the Credit Agreement.

(e)            Repricing Transaction. At the time of effectiveness of any Repricing Transaction that (x) results in any prepayment of Refinancing Term B Loans, or (y) effects any amendment of the Credit Agreement resulting in a Repricing Transaction with respect to Refinancing Term B Loans and (in either case) is consummated prior March 16, 2025, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Lender holding Refinancing B Term Loans, a fee in an amount equal to, without duplication, (I) in the case of preceding clause (x), a prepayment premium of 1% of the principal amount of the Refinancing Term B Loans being prepaid and (II) in the case of preceding clause (y), a payment equal to 1% of the aggregate amount of the applicable Refinancing Term B Loans outstanding immediately prior to such amendment and subject to such Repricing Transaction.

(f)            Maturity Date. The Termination Date for the 2024 Incremental Term Loans shall be July 31, 2030. The Borrower shall repay the 2024 Incremental Term Loans in accordance with Section 2.8 of the Credit Agreement (it being understood and agreed that, for the avoidance of doubt, there are no interim amortization payments on the 2024 Incremental Term Loans).

(g)            Interest Period. Pursuant to Sections 1(a) and 3(a) hereof and for the avoidance of doubt, the initial Interest Period for 2024 Incremental Term Loans shall end on September 30, 2024.

(h)           Credit Agreement Governs. Except as set forth in this Agreement, the 2024 Incremental Term Loans shall have identical terms as the existing tranche of Refinancing Term B Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents and, from and after the date that the 2024 Incremental Term Loan Commitments are terminated and permanently reduced to $0 (including as a result of borrowing the full amount of the 2024 Incremental Term Loan Commitments), each reference to a “Refinancing Term B Loan” or “Refinancing Term B Loans” in the Credit Agreement, as in effect on the 2024 Incremental Term Loan Effective Date, shall be deemed to include the 2024 Incremental Term Loans, each reference to an “Incremental Lender” in the Credit Agreement, as in effect on the 2024 Incremental Term Loan Effective Date, shall be deemed to include the 2024 Incremental Term Loan Lender, each reference to a “Lender” in the Credit Agreement, as in effect on the 2024 Incremental Term Loan Effective Date, shall be deemed to include the 2024 Incremental Term Loan Lender and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).

Section 4.              Conditions to Effectiveness. This Agreement and the obligations of the 2024 Incremental Term Loan Lender to make 2024 Incremental Term Loans shall become effective on the 2024 Incremental Term Loan Effective Date, being the date when:

(a)            This Agreement shall have been executed and delivered by the Borrower, the other Loan Parties, the 2024 Incremental Term Loan Lender party hereto and the Administrative Agent.

(b)           The Administrative Agent shall have received the following, each of which shall be originals or .pdf copies or other fascimiles (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the signing Loan Party:

(1)            opinions from White & Case LLP, counsel for the Borrower and the Guarantors, dated the 2024 Incremental Term Loan Effective Date and addressed to the Administrative Agent, Collateral Agent and the 2024 Incremental Term Loan Lender, in each case in form and substance customary for senior secured credit facilities in transactions of this kind, including without limitation, with respect to enforceability and due authorization, execution and delivery of the Joinder (as defined below) and the Mortgage Amendments (as defined below), each in form and substance reasonably satisfactory to the Administrative Agent;

(2)            a certificate of the Loan Parties, dated the 2024 Incremental Term Loan Effective Date, certifying (a) a copy of the resolutions of the Authorized Agent (as defined therein) of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement (and any agreements relating hereto) to which it is a party, (b) true and complete copies of the organizational documents of each Loan Party as of the 2024 Incremental Term Loan Effective Date and (c) good standing certificates (to the extent such concept exists in the relevant jurisdiction of organization) of each Loan Party (or, in the case of clause (b), in lieu of attaching such organizational documents, shall include a certification by a Responsible Officer of each Loan Party certifying that there have been no changes to the corresponding documents delivered to the Administrative Agent on the Effective Date or such later date on which such organizational documents were most recently delivered to the Administrative Agent);

(3)            a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (d) and (e) of this Section 4;

(4)            to the extent reasonably requested by the Administrative Agent in writing not less than five (5) days prior to the date hereof, the Administrative Agent shall have received, not later than three (3) calendar days prior to the 2024 Incremental Term Loan Effective Date, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(5)            a notice of borrowing in substantially the form attached as Exhibit B-2 to the Credit Agreement relating to the funding of the 2024 Incremental Term Loans on the 2024 Incremental Term Loan Effective Date.

(c)            The Hermiston Contribution shall have been consummated in accordance with the Contribution Agreement, dated September 16, 2024 among CCFC Preferred Holdings, LLC; Calpine CCFC LP, LLC; Calpine CCFC GP, LLC and Calpine Construction Finance Company, L.P. or shall be consummated substantially concurrently with the funding of the 2024 Incremental Term Loans.

(d)            All representations and warranties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the 2024 Incremental Term Loan Effective Date with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

(e)            No Default or Event of Default shall have occurred and be continuing on the 2024 Incremental Term Loan Effective Date or after giving effect to the making of the 2024 Incremental Term Loans on the 2024 Incremental Term Loan Effective Date.

(f)            Payment of all reasonable fees and expenses due to the 2024 Incremental Term Loan Lead Arrangers (as agreed to in writing between such Persons and the Borrower) (including, without limitation, the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent and the 2024 Incremental Term Loan Lead Arrangers) to the extent invoiced at least two Business Days prior to the 2024 Incremental Term Loan Effective Date and fees payable to 2024 Incremental Term Loan Lender pursuant to Section 1 hereof, in each case required to be paid on the 2024 Incremental Term Loan Loan Effective Date from the proceeds of the 2024 Incremental Term Loans made on the 2024 Incremental Term Loan Effective Date.

(g)            On the 2024 Incremental Term Loan Effective Date, Hermiston shall have executed and delivered to the Collateral Agent a joinder agreement (the “Security Agreement Joinder”) to the Pledge and Security Agreement , which Security Agreement Joinder will contain supplements to each of the schedules to the Pledge and Security Agreement (including a Perfection Certificate), and shall have delivered to the Collateral Agent in connection therewith:

(1)            financing statements (Form UCC-1 or the equivalent) authorized by Hermiston and in recordable form for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office, if applicable, or other appropriate filing offices of each U.S. national or state jurisdiction as may be required to perfect the security interests in the Collateral purported to be created by the Pledge and Security Agreement;

(2)            all of the Pledged Equity Interests (as defined in the Pledge and Security Agreement), if any, owned by Hermiston together with executed and undated endorsements for transfer, in each case, in the case of Pledged Equity Interests constituting certificated securities and all other documents and instruments represented by the Collateral Agent and required to perfect the security interest of the Collateral Agent in the Collateral (except to the extent expressly not required by the Pledge and Security Agreement); and

(3)            results of a recent lien search listing all effective financing statements and all tax and judgement liens that name Hermiston as debtor and that are filed in its jurisdiction of organization or jurisdiction of its chief executive office, and such search shall reveal no liens on any of the assets of Hermiston except for liens permitted by Section 6.2 of the Credit Agreement or discharged on or prior to the 2024 Incremental Term Loan Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

provided that to the extent any lien search or, if applicable, insurance certificate, endorsement or any security interest in any Collateral is not able to be provided and/or perfected on the 2024 Incremental Term Loan Effective Date, other than Collateral constituting assets pursuant to which a security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code in the jurisdiction of organization of Hermiston or by possession of stock certificates, in each case, after the Loan Parties’ use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or delivery of any such lien search or, if applicable, insurance certificate, endorsement and/or the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of 2024 Incremental Term Loans on the 2024 Incremental Term Loan Effective Date, but instead shall be required to be provided and/or perfected in accordance with Section 5.9 of the Credit Agreement; and

(h)           On the 2024 Incremental Term Loan Effective Date, Hermiston shall have executed and delivered a joinder agreement to the Guaranty Agreement (the “Guaranty Agreement Joinder”, and together with the Security Agreement Joinder, the “Joinder”) substantially in the form of Exhibit A thereto.

(i)             Flood Documentation. With respect to each existing Mortgaged Property, Collateral Agent shall have received a completed life-of-loan FEMA Standard Flood Hazard Determinations, and, if the area in which any improvements located on the Mortgaged Property is designated a special flood hazard area in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agent), a signed notice by the Borrower, and evidence reasonably satisfactory to the Collateral Agent of the insurance required pursuant to Section 5.4(b) of the Credit Agreement;

Other than the conditions set forth in this Section 4, there are no other conditions (express or implied) to the 2024 Incremental Term Loan Effective Date. For purposes of determining compliance with the conditions specified in this Section 4, the 2024 Incremental Term Loan Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the 2024 Incremental Term Loan Lender unless the Administrative Agent and the Borrower shall have received notice from the 2024 Incremental Term Loan Lender prior to the 2024 Incremental Term Loan Effective Date specifying its objection thereto.

Section 5.              Post-Closing Real Estate Deliverables.

1.            Within 120 days after the 2024 Incremental Term Loan Effective Date (or such later period as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver or cause to be delivered to the Collateral Agent each of the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(a)            Mortgage Amendments. With respect to each existing Mortgage, an amendment thereto (each, a “Mortgage Amendment”), suitable for filing or recording in the jurisdiction in which such property is located;

(b)            Title Insurance. With respect to each existing Mortgage, a title date down endorsement or other similar endorsement reasonably acceptable to the Administrative Agent with respect to each such Mortgaged Property, or, where such an endorsement is not available, a nothing further certificate or title search reasonably acceptable to the Administrative Agent;

(c)            Local Counsel Opinions. With respect to each Mortgage Amendment, legal opinions, addressed to the Collateral Agent and the Secured Parties, in the state in which the applicable Mortgaged Property is located with respect to the enforceability and perfection of such Mortgage Amendment and other customary matters reasonably requested by the Collateral Agent; and

(d)            Evidence of payment by the Borrower of all title insurance premiums, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage and Mortgage Amendments and the issuance of the title insurance endorsements or certificates contemplated above.

2.            With respect to the Hermiston Energy Center located at 78910 Simplot Road, Hermiston, OR 97838, within 180 days after the 2024 Incremental Term Loan Effective Date (or such later period as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver or cause to be delivered each of the documents set forth in Section 5.10(b)(1) through Section 5.10(b)(5) of the Credit Agreement. Borrower shall also provide evidence of payment of all title insurance premiums, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage and the issuance of the title insurance policy.

Section 6.              Counterparts.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.              Governing Law and Waiver of Right to Trial by Jury.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 9.12 and 9.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.              Headings.

The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.              Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the 2024 Incremental Term Loans) under the Guaranty Agreement, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Refinancing Term B Loans) pursuant to the Security Documents. Nothing in this Agreement or in the Credit Agreement as amended by this Agreement shall be construed as a novation of the Credit Agreement or any other Loan Documents.

Section 10.           Effect of Agreement; References to the Credit Agreement; Miscellaneous.

Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the 2024 Incremental Term Loan Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the 2024 Incremental Term Loan Effective Date, the Credit Agreement as amended hereby.

Section 11.            Signatures.

The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include electronic signatures (including any .pdf file, any .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Administrative Agent), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.            Lender Signatures.

Each Lender that executes a signature page to this Agreement shall be deemed to have approved this Agreement.  Each Lender signatory to this Agreement agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Agreement, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CALPINE CONSTRUCTION FINANCE COMPANY, L.P., as the Borrower

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

HERMISTON POWER LLC, as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

CALPINE BOSQUE ENERGY CENTER, LLC, as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

WESTBROOK ENERGY CENTER, LLC, as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

GUADALUPE POWER PARTNERS, LP as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

[Signature Page To 2024 Incremental Term Loan Commitment Supplement]

MAGIC VALLEY ENERGY CENTER, LLC as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

CALPINE NORTHEAST DEVELOPMENT, LLC as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

CALPINE GUADALUPE GP, LLC as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

CALPINE GUADALUPE LP, LLC as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

CALPINE FORE RIVER ENERGY CENTER, LLC as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

JACK A. FUSCO ENERGY CENTER, LLC as a Guarantor

By:	/s/ Bryan Kimzey
Name: Bryan Kimzey
Title: Vice President

[Signature Page To 2024 Incremental Term Loan Commitment Supplement]

CITIBANK, N.A., as Administrative Agent and 2024 Incremental Term Loan Lender

By:	/s/ Agha Murtaza
Name: Agha Murtaza
Title: Managing Director and Vice President

[Signature Page To 2024 Incremental Term Loan Commitment Supplement]